Notice of Annual Meeting of Shareholders to be held January 12, 1996
                  IMPORTANT: Please Send In Your Proxy

To the shareholders of AmTrust Value Fund:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AmTrust Investors, Inc. (the "Fund"), a Texas Corporation, will be held at 10:00am on Friday, January 12, 1996 at 109-B Teakwood, in Victoria, Texas. The purpose of the meeting is to vote on the following proposals:

	(1)  To Expand the Available Number of Board Members to five;
	(2)  To Elect a Board of Directors of five members to hold office for the ensuing year and until their successors are elected and qualified;
	(3)  To Approve the Management Agreement with the Investment Advisor,
      AmTrust Capital Resources, Inc.;
	(4)  To Ratify Selection of Independent Accountant,  Michael S. Klingle as
      independent auditor of the Fund;
	(5)  To Amend the Articles of Incorporation reducing the original par value of each share of common stock from $10.00 to $.001.
	(6)  To Amend the Articles of Incorporation with regard to the Fund's stated intention to qualify as a Section 10(d) Fund;
	(7)  To Amend the Articles of Incorporation to add a provision permitting the Fund to purchase its own shares out of its stated capital;
	(8)  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Your vote is IMPORTANT - Please complete, sign and return the enclosed proxy in the envelope provided.

In accordance with a resolution of the Board of Directors, shareholders of record at the close of business December 15, 1995, shall be entitled to notice of and vote at the meeting and at any adjournment or adjournments thereof.

							BY ORDER OF THE BOARD OF DIRECTORS
							Jimmy Baker, President

December __, 1995

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 12, 1996

Proxy Solicitation. Any proxy that you execute and return may be revoked at any time prior to the vote on the matter on which the proxy may be voted by written notice to the Fund or by appearance at the Annual Meeting and voting in person. In accordance with a resolution of the Board of Directors, only shareholders of record at the close of business December 15, 1995, shall be entitled to vote at the Annual Meeting and at any adjournment or adjournments thereof.

Voting of Proxies. Each share entitles the owner to one vote. As of December 15, 1995, the number of outstanding shares of the Fund was 70,332.055. Each share represented by a valid proxy will be voted in accordance with the specifications on the proxy, and if no specifications are made, the proxy will be voted in favor of the proposals and the election of the Director nominees.

Vote Required for Approval. The affirmative vote of a majority of the shares represented at the meeting, as long as more than 50% of the outstanding shares are present in person or by proxy, is required for the election of the nominees for Director to the Board and for the ratification of the independent auditor. The affirmative vote of a majority of the outstanding shares of the Fund shall be required for approval of the Investment Advisory Agreement. For this purpose, a majority means the affirmative vote (A) of 67 per cent or more of the shares present at the meeting, if the holders of more than 50 per cent of the outstanding shares of the Fund are present or represented by proxy; or (B) of more than 50 per cent of the outstanding shares of the Fund, whichever is less. The affirmative vote of a majority of the outstanding shares of the Fund shall be required for the amendment of the Articles of Incorporation.

Annual Report. The Annual Report to the Shareholders of the Fund, including the audited financial statements of the Fund has been included with the proxy materials.

Five Percent Shareholders. As of December 15, 1995, there were no shareholders who held in excess of 5% of the votes of the Fund.

Proposal 1:  To Increase the Number of Available Board Members

The Fund's Board of Directors recommends that the shareholders approve the proposal to increase the number of available board members to five. It is the Board's view that an additional member serving on the Fund's Board of Directors will insure proper oversight of the Fund's day to day operations. The Investment Company Act of 1940 (the "Act") requires that the board of directors of an Investment Company be made up of at least 40% of directors who are independent ("non-interested") as defined by the Act. In the event that approval is not given to expand the number of Board members to five, Mr. Pachta, who would be considered an "interested" Director, has agreed to withdraw his name as a director nominee to allow the Fund to adhere to the requirements as set forth in the Act.

Proposal 2:  To Elect a Board of Directors

The Fund's Board of Directors has nominated the five persons listed below for election as Directors. Each Director will hold office until the next Annual Meeting of the shareholders and until his successor is elected and qualified. If any such nominee is not available for election at the time of the meeting , the persons named as proxies will vote for such substitute nominee as the Board has recommended unless the number of Directors serving on the Board is reduced.

The Directors have received no compensation since the inception of the Fund. However, each Director who is not an "interested person" as defined by the Investment Company Act of 1940 (the "Act), will begin receiving compensation for services as a member of the Board during the next fiscal year. The compensation will be payable by the Fund's investment advisor out of it's management fee and not by the Fund. The fee for such services has not yet been determined.

INFORMATION ABOUT DIRECTOR NOMINEES
Name:        Jimmy Baker<F2>  Jesse Baker<F3> Mickey Pachta<F4> Paul Erdelt     Paul Teinert
Age           38               67               40              38              35

Director
Since:        1993             1994             ----            1993            ----

# of Fund
Shares
Owned<F1>     573.000          2,596.705        .000            26.866          0.000


Committees    None             None             None           None             None

Board
Meetings
Present-
Absent:       4-0              4-0              ----           4-0              -----

Principal occupation during the last five (5) years:

Jimmy Baker  -  President of AmTrust Investors, Inc.; Fund Manager of
                AmTrust Value Fund; President and 50% owner of AmTrust
                Capital Resources, Inc.(the "Advisor"); President of Jim
                Baker,PC; Certified Public Accountant

Jesse Baker  -  Retired accountant; Consultant with Jim Baker,PC

Mickey Pachta - Mickey Pachta, Attorney at Law, specializing in Trusts and
                Estate Planning; Owner of Pachta and Associates; Member of
                State Bar of Texas; Certified Public Accountant

Paul Erdelt  -  Art Director at Lack's Stores, Inc., develops and produces all print media advertising

Paul Teinert -  Certified Public Accountant,self-employed; Controller for Station Equipment and Maintenance; Public Accountant for Roloff, Hnatek & Co.


<F1>
 As of December 15, 1995
<F2>
 Mr. Jimmy Baker owns 50% of the outstanding stock of the Advisor and is the sole director of the Advisor.
<F3>
 Mr. Jesse Baker owns 10% of the outstanding stock of the Advisor.
<F4>
 Mr. Mickey Pachta owns 1.25% of the outstanding stock of the Advisor

Proposal 3:  To Approve the Management Agreement

The Fund currently has in Investment Advisory Agreement (the "Agreement") with AmTrust Capital Resources, Inc. (the "Advisor"), P. O. Box 3467, Victoria, TX 77903-3467. The Agreement was last submitted to the shareholders, and approved, at the annual meeting of the shareholders held December 9, 1994, for the purpose of complying with Section 15 of the Act. The Act specifies that in order for an advisory agreement to continue, it must be approved annually by a majority vote of the fund's shareholders. The Advisor has served as investment advisor to the Fund since the inception of the Fund on August 19, 1993. During the last fiscal year ended June 30, 1995, the Advisor was paid $6,135.07. The Advisor has proposed to modify the existing Agreement subject to the approval of the shareholders at the annual meeting of the shareholders. A copy of the complete text of the proposed Investment Advisory Agreement is available free of charge upon request. Listed below is a summary the modifications made to the existing Agreement, since last submitted to the shareholders, and the proposed modifications to the Agreement:

THE ADVISOR SHALL ABSORB ALL OPERATING EXPENSES OF THE FUND. Under the original Agreement, the Advisor was to absorb all expenses of the Fund, as detailed in the Agreement, for the first two (2) years of the Fund's operation. After the initial two (2) year period, the Agreement stated that the Advisor shall no longer be required to pay the operating expenses of the Fund, and the Fund shall assume all of its own operating expenses. On September 13, 1995, a special meeting of the Board of Directors of the Fund and the sole director of the Advisor was held to discuss the expiration of that original two (2) year period. As a result of that meeting, it was resolved that the Advisor, effective immediately, would continue to absorb all operating expenses of the Fund, indefinitely, and such modification, so stated in this proxy statement, has been included in the text of the new proposed Investment Advisory Agreement.

ADJUSTABLE FEE SCHEDULE BASED ON NET ASSETS: Under the current Agreement, the Fund has agreed to compensate the Advisor for its services by the payment of a monthly fee a specified annual rate, currently one percent(1%), of the previous thirty day moving average net assets of the Fund. The fee is calculated each day by multiplying one percent(1%) of the aggregate average daily closing value of the Fund's net assets during the previous thirty(30) days by a fraction, the numerator of which is one(1) and the denominator of which is three hundred sixty five(365)or three hundred sixty six(366) in leap years. The Fund pays a management fee which is higher than most investment companies. However, most if not all of such companies also pay much of their other fund expenses, while AmTrust Value Fund's expenses are limited to the management fee and the usual brokerage costs associated with buying and selling securities. The Advisor also acts as the Fund's transfer agent and the dividend paying agent. The Advisor has proposed a fee schedule which specifies the annual rate which would be paid to the Advisor which is based on the total of the Fund's net assets. The following table lists the specified annual rate which would be used in calculating the daily advisory fee payable to the Advisor:

		 If the average net assets during   		The Fund would pay an
       the last 30 days were              advisor fee at the
  greater than   but	   less than	          Annual Rate of
		---------------------------------   		---------------------------
		$   	      .00	   	$ 2,000,000.00              		1.50%
		$ 2,000,000.00	 	  $ 4,000,000.00              		1.45%
		$ 4,000,000.00	 	  $ 6,000,000.00            	   1.40%
		$ 6,000,000.00	 	  $ 8,000,000.00               	1.35%
		$ 8,000,000.00	 	  $10,000,000.00	            		 1.30%
		$10,000,000.00		     	                          	1.25%

If the proposed change to the advisory fee had been in effect during the fiscal year ended June 30, 1995, the Fund would have paid an advisory fee, to the Advisor, approximately $9,202.61, a 50% increase over the amount of $6,135.07 actually paid during that time period.

The Advisor has informed the Fund that based on the Fund's current asset size, the current deficit of the Advisor's expenses over and above the management fee received from the Fund is approximately $300.00 per month. This change in rates would allow the Advisor to receive compensation more in line with the costs of managing the Fund at its current size. The Board of Directors recommends approval of this change in order to continue the arrangement whereby the Advisor absorbs all operating expenses of the Fund.

CONTINUATION OF AGREEMENT. It is proposed that the Agreement shall continue in effect, unless sooner terminated, for a period of two years from the execution, and for as long thereafter as its continuance is specifically approved at least annually(i) by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Corporation, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Termination. This Agreement may be terminated by the Advisor at any time without penalty upon giving the Fund 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Fund or by vote of a majority of the outstanding voting shares of the Fund on 60 days' written notice to the Advisor. The Agreement shall also terminate in the event of the Agreement being assigned to another party.

Proposal 4:  To Ratify Selection of Independent Accountant

The Board of Directors recommends the employment of Michael S. Klingle as independent auditor with respect to the operations of the Fund for the year ending June 30, 1996. The only previous service provided by such accountant was the initial audit of the Fund when the Fund was in Registration, and the enclosed audited financial statements and the audited financial statements of the Fund for its fiscal years ended June 30, 1994 and 1995. Mr. Klingle is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

Proposal 5: Amend the Articles of Incorporation - Par Value of Stock

The Articles of Incorporation of the Fund are proposed to be amended to reduce the par value of a share of the common stock from $10.00 to $0.001. This change will effect a transfer of all of the stated capital of the Fund in excess of $0.001 per share from the stated capital of the Fund to the surplus account of the Fund. As a result of this reduction, the stated capital will thus be reduced. Certain Fund shares were previously sold by the Fund for less than their par value, and thus the holders of such shares could be assessed. The reduction in the par value of the stock will ensure that all shares sold at the Net Asset Value will be fully paid and nonassessable under the Fund's Articles of Incorporation. The restatement of the Fund's capital account will provide the Fund with greater flexibility and ensure that the Fund may sell its shares at such times as the net asset value of shares is less than $10.00 per share.

Proposal 6: Amend the Articles of Incorporation - Section 10(d)

The current Articles of Incorporation state that the Fund intends to qualify as a Section 10(d) Fund under the Act. This language was inserted as a result of a misimpression of the Fund's proposed plan of business upon an amendment of the Fund's original Articles of Incorporation. The amendment will not prevent the Fund from continuing its operations as they have been conducted to date.

Proposal 7:  Amend the Articles of Incorporation - Purchase of Own Shares

Article XIX has been added to the Fund's Articles of Incorporation to permit the Fund to purchase its own shares out of its stated capital. This Article will allow the Fund to make a distribution involving a purchase or redemption of its own shares even if the distribution exceeds the capital surplus of the Fund, i.e., the amount by which the net assets of the Fund exceed its stated capital.

Proposal 8:  Other Matters

The management of the Fund knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters of which management is not now aware should be presented for action, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Proposals of Shareholders. July 1, 1996 is the last day for receiving proposals of shareholders for inclusion in the proxy statement and proxy relating to the 1996 Annual Meeting. Proposals should be directed to the President at the Fund's business office and should be sent by certified mail.

The Board of Directors unanimously recommends that the shareholders vote FOR all proposals and all Director nominees.

It is important that proxies be returned promptly. Therefore, shareholders are urged to execute and return the proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting. No postage is needed.

      	Respectfully submitted,
							by Order of the Board of Directors
							Jimmy Baker, President

December ___, 1995

SHAREHOLDER NAME1
SHAREHOLDER NAME2
SHAREHOLDER ADDRESS
SHAREHOLDER CITY/STATE/ZIP


YOUR VOTE IS NEEDED.  PLEASE VOTE TODAY!

Please vote on the proposals below, and sign (on the BACK of this form) and date the proxy. Return your completed proxy to AmTrust Investors,Inc. in the enclosed envelope today. If your address has changed, please make any corrections on the form. The proxy applies to the account listed below. The owner of the account listed below is entitled to one vote for each share owned as of December 15, 1995.

Account Number.......: SACCTN
Total Shares.........: STOTSH

1. To Expand the Available Number of Board Members to Five

    [__] For                  [__] Against                    [__] Abstain

2.  To Elect a Board of Directors    1. Jimmy Baker     4. Mickey Pachta
                                     2. Jesse Baker     5. Paul Teinert
                                     3. Paul Erdelt
    [__]  FOR all nominees listed
    [__]  WITHHOLD AUTHORITY on all, or on nominee(s) #__________
                                                   indicate by number

3. To Approve the Management Agreement with AmTrust Capital Resources, Inc.

    [__]  For                  [__]  Against                    [__]  Abstain

4. To Ratify the Selection of Independent Accountant

    [__] For                   [__]  Against                    [__]  Abstain

5. To Amend the Articles of Incorporation - Original Par Value

    [__] For                   [__]  Against                    [__]  Abstain

6. To Amend the Articles of Incorporation - Section 10(d)

    [__] For                   [__]  Against                    [__]  Abstain

7. To Amend the Articles of Incorporation - Permitting the Fund to purchase own shares

    [__] For                   [__]  Against                    [__]  Abstain

(over)

IMPORTANT:     Please vote your proxy

Your vote is needed!   Please vote on the reverse side of this form,
sign and date the proxy in the space provided. Return your completed proxy to AmTrust Investors, Inc. in the enclosed envelope today.

The undersigned hereby appoints Jimmy Baker or Mickey Pachta as attorneys and proxies with power of substitution to vote all stock of AmTrust Investors, Inc., which the undersigned is entitled to vote at the 1995 Annual Meeting of the shareholders of the Corporation and at any adjournments thereof, with respect to the proposals listed on the reverse hereof. The meeting will be held at 10:00am., Friday, January 12, 1996, at 109 Teakwood, Suite B, Victoria, Texas.

As to any matter, or if any of the nominees are not available for election, said attorneys shall vote in accordance with their best judgment. This proxy is solicited by the Board of Directors.

SIGNATURE(S)

(All registered owners of accounts shown above must sign. If signing for a corporation, partnership, or as agent, attorney, trustee, custodian or other fiduciary, please indicate your capacity.)

Receipt of proxy statement is acknowledged. This proxy will be voted as specified herein. If no specification is made, the proxy will be voted in favor of the proposals and nominees. You may revoke this proxy anytime before it is voted at the meeting.

X________________________________      X______________________________________
Signature of Owner            Date      Joint owner, if applicable        Date